EXHIBIT 23


INDEPENDENT AUDITORS' REPORT




Board of Directors and Shareholders
Showbiz Pizza Time, Inc.
Irving, Texas



We consent to the incorporation by reference in Registration Statement
No. 33-24490 on Form S-1, as amended, and Registration Statement Nos.
33-24490 and 33-48307 on Form S-3 and Registration Statments Nos. 33-29495, 33-36075, 33-39650, 33-67838 and 33-67840 on Form S-8 of ShowBiz Pizza Time,
Inc. of our reports dated March 3, 1995, appearing in this Annual Report on Form 10-K of ShowBiz Pizza Time, Inc. for the year ended December 30, 1994.






DELOITTE & TOUCHE LLP
Dallas, Texas
March 3, 1995

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